Exhibit 10.19

                           CABOT OIL & GAS CORPORATION
                           DEFERRED COMPENSATION PLAN

     WHEREAS, Cabot Oil & Gas Corporation (the "Company") desires to establish Cabot Oil & Gas Corporation Deferred Compensation Plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees of the Company and certain of its subsidiary or related companies through deferrals of salary, bonus, Company contributions of matching amounts which cannot be made to the Company 401 (k) plan due to Internal Revenue Code limitations, and Company discretionary contributions effective as of June 1, 1998; and

     WHEREAS, the Company wants to allow such employees, upon their retirement from the Company, to defer receipt of the benefits hereunder in order to provide a regular stream of income during retirement;

     NOW, THEREFORE, effective as of June 1, 1998, the Plan is hereby adopted to read as follows:

                                    ARTICLE I

                              TITLE AND DEFINITIONS

I.1 Title.

     This Plan shall be known as Cabot Oil & Gas Corporation Deferred Compensation Plan.

I.2 Definitions.

     Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

     (a) "Account" or "Accounts" shall mean a Participant's Deferral Account and Company Contribution Account.

     (b) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, incentive and all other remuneration for services rendered to Company and prior to reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code.

     (c) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and current personal representative of the Participant's estate (which shall include either Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to


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          the  satisfaction  of the Committee that they are legally  entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or
          (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

     (d) "Board of Directors" or "Board" shall mean the Board of Directors of Cabot Oil & Gas Corporation.

     (e) "Bonuses" shall mean the annual bonuses earned as of the last day of the Plan Year, provided a Participant is in the employ of Company on the last day of the Plan Year.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VII.


     (h) "Company" shall mean Cabot Oil & Gas Corporation and any successor corporations. Company shall include each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Cabot Oil & Gas Corporation is a component member, if the Board provides that such corporation shall participate in the Plan.

     (i) "Company Contribution Account" shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the applicable of the following: the Company Discretionary Contribution Amount, Matching Contributions, the Company SERP Contribution Amount, and earnings and losses pursuant to Section 4.2.

     (j) "Company Discretionary Contribution Amount" shall mean, if contributed by the Company for each Participant for a Plan Year, an additional discretionary amount allocated to a Participant under this Plan as determined by the Company. Such amount may differ from Participant to Participant both in amount, including no contribution, and as a percentage of Compensation.

     (k) "Company SERP Contribution Amount" shall mean the amount of the benefit provided the Participant under the terms of the supplemental employee retirement plan ("SERP") agreement between the Company and the Participant with relation to the Company's Pension Plan, provided that the Participant elects to defer such amount on a form provided by the Committee prior to the date of Participant's Retirement and the Company agrees to contribute such amount to the Company Contribution Account maintained for the Participant.

     (l) "Compensation" shall mean Base Salary and Bonuses that the Participant is entitled to receive for services rendered to the Company.

     (m) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that he or she elects to defer and (2) earnings and losses pursuant to Section 4.1.


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     (n)  "Disability"  shall mean the  Participant's  inability to perform each and every duty of his or her occupation or position of employment due to illness or injury as determined in the sole and absolute discretion of the Committee.

     (o)  "Distributable   Amount"   shall  mean  the  vested   balance  in  the
          Participant's Deferral Account and Company Contribution Account.

     (p) "Early Distribution" shall mean an election by a Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Deferral Account and Company Contribution Account prior to the time in which such Participant would otherwise be entitled to such amounts.

     (q) "Effective Date" shall mean June 1, 1998.

     (r) "Eligible Employee" shall mean members of the Company's executive management group.

     (s) "401 (k) Plan" shall mean the retirement plan maintained by the Company on the Effective Date that is intended to qualify under Sections 401 (a) and 401 (k) of the Code and any successor or replacement plan.

     (t) "Fund" or "Funds" shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2(b).

     (u) "Future Date Withdrawal" shall mean the distribution date elected by the Participant for an in-service withdrawal of all amounts of Compensation, vested Matching Contributions and vested Company Discretionary Contribution Amounts deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

     (v) "Hardship Distribution" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her Dependent (as defined in Section 152(a) of the Code), loss of a Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforeseeable emergency will depend upon the facts of each case, but in any case a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (3) by cessation of deferrals under this Plan.

     (w) "Initial Election Period" for an Eligible Employee shall mean the 30-day period prior to June 30, 1998, or the 30-day period following the time an employee shall be designated by the Company as an Eligible Employee.

     (x) "Interest" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

     (y) "Investment Fund Subaccount" means one of the separate subaccounts into which a Participant's Deferral Account is divided pursuant to a Participant's election under Section 3.2(a).

     (z) "Matching Contribution" means, for a given Plan Year, 4% of Compensation minus the actual amount of matching contributions made to the Company's 401(k) plan by the Company provided, however, that in no event shall the Matching Contribution exceed the excess of the dollar limit imposed by Code Section 402(g) over the actual amount of matching contribution made to the 401 (k) Plan by the Company.

     (aa) "Participant"   shall  mean  any  Eligible   Employee  who  becomes  a
          Participant in this Plan in accordance with Section 2.1.


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     (bb) "Payment  Date" shall mean the time as soon as  practicable  after (1)
          the first day of the month following the end of the calendar quarter in which the Participant's employment terminates for any reason or (2) the Future Date Withdrawal, if later.

     (cc) "Plan" shall mean Cabot Oil & Gas Corporation Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

     (dd) "Plan Year" shall mean the initial period beginning on June 1, 1998, and ending on December 31, 1998, and thereafter the 12 consecutive month period beginning on each January 1 and ending on December 31.

     (ee) "Retirement" shall mean the termination of employment by the Participant at or after the attainment of age 55 with 10 years of active service with the Company or at or after attainment of age 65 with five years of active service with the Company.

     (ff) "Trust" shall mean Cabot Oil & Gas Corporation Deferred Compensation Plan Trust.

                                   ARTICLE II

                                  PARTICIPATION

     An Eligible Employee shall become a Participant in the Plan by filing election forms prescribed by the Committee. An Eligible Employee may elect to defer a portion of his or her Compensation in accordance with Section 3.1 of the Plan or of his or her Company SERP Contribution in accordance with Section 1.2(k). An Eligible Employee who completes the requirements of this paragraph shall commence participation in this Plan as of the first day of the month following receipt by the Company of the completed forms.

                                   ARTICLE III

                               DEFERRAL ELECTIONS

III.1 Elections to Defer Compensation.

     (a) Initial Election Period. Subject to the provisions of Article II, each Eligible Employee may elect to defer Base Salary and Bonus by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

     (b) General Rule. The amount of Compensation which Employee may elect to defer is such Compensation earned on or after the Eligible Employee elects to defer in accordance with Sections 1.2(w) and 3.1(a) and shall be a flat dollar amount or percentage which shall not exceed 100% of the Eligible Employee's Base Salary and 100% of the Eligible Employee's Bonus, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security tax (including Medicare), income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than $5,000, provided such minimum contribution can be satisfied from either Base Salary and/or Bonuses. Notwithstanding the previous sentence, the minimum contribution for the first Plan Year shall be $2,500.

     (c) Duration of Compensation Deferral Election. With respect to an employee who is an Eligible Employee as of the Effective Date, such Eligible Employee's initial election to defer Base Salary and Bonuses must be filed on or before June 30, 1998, and is to be effective with respect to Base Salary and Bonuses received after such deferral election is processed. A Participant may increase, decrease or terminate a deferral election with respect to Base Salary or Bonus for any subsequent Plan Year by filing a new election before December 15, which election shall be effective on the first day of the next following Plan Year, provided such election shall apply to Bonuses payable on the last day of the next following Plan Year. Any subsequent election with respect to Base Salary and Bonus must be


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          filed prior to December  15 to be  effective  for the first pay period beginning in the next following Plan Year. In the case of an employee who becomes an Eligible Employee after the Effective Date, such Eligible Employee shall have 30 days from the date he or she has become an Eligible Employee to make an Initial Election with respect to Base Salary and Bonus. Such election shall be for the remainder of the Plan Year, in the event the Plan Year has commenced.

     (d) Elections other than Elections during the Initial Election Period. Subject to the limitations of Section 3.1 (b) above, any Eligible Employee who has terminated a prior Compensation deferral election may elect to again defer Compensation, by filing an election, on a form provided by the Committee, to defer Compensation as described in Sections 3.1 (b) and 3.1 (c) above. An election Compensation must be filed in a timely manner in accordance with Section 3.1(c).

III.2 Investment Elections.

     (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, the types of Funds the Participant's Account will be deemed to be invested in for purposes of determining the amount of Interest to be credited to that account. In making the designation pursuant to this
          Section 3.2, the Participant may specify that all or any multiple of his or her Account be deemed to be invested in one or more of the types of Funds provided under the Plan as communicated from time to time by the Committee. Effective as of the end of any calendar month, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee, at least five days prior to the end of such month. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the Money Market type of Fund.

     (b) Although the Participant may designate the type of investments, the Committee shall not be bound by such designation. The Committee, from time to time, in its sole discretion, may designate commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Section 3.2(a) above to be the Funds. The interest rate of each such commercially available Fund shall be used to determine the amount of earnings or losses to be credited to Participant's Account under Article IV.

                                   ARTICLE IV

                       DEFERRAL ACCOUNTS AND TRUST FUNDING

IV.1 Deferral Accounts.

     The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate Investment Fund Subaccounts, each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

     (a) On an annual basis during each Plan Year, the Committee shall credit the Investment Fund Subaccounts of the Participant's Deferral Account with an amount equal to Compensation deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of Fund shall be credited to the Investment Fund Subaccount corresponding to that Fund; and

     (b) As of the last day of each month, each Investment Fund Subaccount of a Participant's Deferral Account shall be credited with Interest in an amount equal to that determined by multiplying the balance credited to such Investment Fund Subaccount as of the last day of the preceding month plus contributions during the current month commencing on the date such contributions are credited to Investment Fund Subaccount by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b); and


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     (c)  In the  event  that a  Participant  elects  for a  given  Plan  Year's deferral of Compensation to have a Future Date Withdrawal, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and loses associated with such Plan Year's deferral of Compensation.

IV.2 Company Discretionary Contribution Account.

     The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate Investment Fund Subaccounts corresponding to the Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Company Contribution Account shall be credited as follows:

     (a) On an annual basis during each Plan Year, the Committee shall credit the Investment Fund Subaccounts of the Participant's Company Contribution Account with an amount equal to the Company Discretionary Contribution Amount, if any, and Matching Contribution Amount, if any, applicable to that Participant that is the proportion of the Company Discretionary Contribution Amount, if any, and matching Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of Fund; and

     (b) As soon as practicable following the Retirement date of a Participant, the Committee shall credit the Investment Fund Subaccounts of the Participant's Company Contribution Account with an amount equal to the Company SERP Contribution Amount, if any, applicable to that Participant that is the proportion of the Company SERP Contribution Amount which the Participant elected to be deemed to be invested in a certain type of Fund; and

     (c) As of the last day of each month, each Investment Fund Subaccount of a Participant's Company Contribution Account shall be credited with Interest in an amount equal to that determined by multiplying the balance credited to such Investment Fund Subaccount as of the last day of the preceding month plus contributions during the current month commencing on the date such contributions are credited to the Investment Fund Subaccount by the interest rate for the Corresponding Fund selected by the Company pursuant to Section 3.2(b).

IV.3 Trust Funding.

     The Company has created a Trust with BANKERS TRUST COMPANY, a New York Banking Corporation serving as initial trustee. The Company shall cause the Trust to be funded each year. The Company shall contribute to the Trust an amount equal to the amount deferred by each Participant for the Plan Year. The Company may also contribute such additional amounts as it shall deem necessary or appropriate.

     Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and, except as provided below, shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company. Any assets held in the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency defined in the Trust.

     Except as provided above, assets of the Plan and Trust shall never inure to the benefit of the Company and the same shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and deferring reasonable expenses of administering the Plan and Trust.


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                                    ARTICLE V

                                     VESTING

     A Participant's Deferral Account and the Company SERP Contribution allocated to a Participant's Company Contribution Account shall be 100% vested at all times. The Matching Contributions allocated to a Participant's Company Contribution Account shall be vested in accordance with the vesting schedule contained in the 401(k) Plan. The Company shall determine the vesting schedule for Company Discretionary Contribution Amounts at the time each such contribution is made by the Company.

                                   ARTICLE VI

                                  DISTRIBUTIONS

VI.1 Distribution of Deferred Compensation and Discretionary Company Contributions.

     (a)  Distribution Without Future Date Withdrawal.

          (1) In the case of a Participant who terminates employment with the Company due to Disability or Retirement and has an Account balance of more than $25,000, the Distributable Amount shall be paid to the Participant (and, after his or her death, to his or her Beneficiary) in substantially equal quarterly installments over 15 years commencing on the Participant's Payment Date. An optional form of benefit may be elected by the Participant, on the form provided by Company, during his or her Initial Election Period from among the following: (i) A lump sum distribution beginning on the Participant's Payment Date, (ii) Substantially equal quarterly installments over five years beginning on the Participant's Payment Date, (iii)Substantially equal quarterly installments over ten years beginning on the Participant's Payment Date, (iv) Substantially equal quarterly installments over 20 years beginning on the Participant's Payment Date.

               A Participant may modify the form of benefit that he or she has previously elected, pursuant to this Section 6.1(a)(1), provided such modification occurs at least one year before the Participant terminates employment with Company.

          (2) In the case of a Participant who terminates employment with the Company other than due to Disability or Retirement, the Distributable Amount shall be paid to the Participant in a lump sum on the Participant's Payment Date.

          (3) In the case of a Participant who terminates employment with the Company for any reason and has an Account balance of $25,000 or less, the Distributable Amount shall be paid to the Participant (and, in the event of his or her death, to his or her Beneficiary) in a lump sum distribution on the Participant's Payment Date.

               The Participant's Account shall continue to be credited with earnings pursuant to Section 4.1 of the Plan until all amounts credited to Account under the Plan have been distributed.

     (b) Distribution With Future Date Withdrawal. In the case of a Participant who has elected a Future Date Withdrawal for a distribution while still in the employ of the Company, such Participant shall receive his or her Distributable Amount, but only with respect to those deferrals of Compensation, vested Matching Contributions and vested Company Discretionary Contributions and earnings on such deferrals of
          Compensation, Matching Contributions and Company Discretionary Contribution Amounts as shall have been elected by the Participant to be subject to the Future Date Withdrawal in accordance with Section


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          1.2(u)  of the Plan.  A  Participant's  Future  Date  Withdrawal  with respect to amounts of Compensation, Matching Contributions and Company Discretionary Contribution Amounts deferred in a given Plan Year can be no earlier than two years from the last day of the Plan Year for which the deferrals of Compensation, Matching Contributions and Company Discretionary Contribution Amounts are made. A Participant may extend the Future Date Withdrawal for any Plan Year, provided such extension occurs at least one year before the Future Date Withdrawal and is for a period of not less than two years from the Future Date Withdrawal. The Participant shall have the right to twice modify any
          Future  Date  Withdrawal.   In  the  event  a  Participant  terminates
          employment with the Company prior to a Future Date Withdrawal, other than by reason of death, the portion of the Participant's Account associated with Future Date Withdrawals which have not occurred prior to such termination shall be distributed in a lump sum.

     (c) Death Benefit. In the case of a Participant who dies while employed by the Company, the Participant's Beneficiary shall receive his or her vested Account Balance in a lump sum.

     (d) Death After Benefit Commencement. In the event a Participant dies after the Participant has terminated from the employ of the Company and still has a balance in his or her Account, the balance shall continue to be paid to such Participant's Beneficiary as provided in
          Section 6.1(a) above.

VI.2 Early Distributions.

     A Participant shall be permitted to elect an Early Distribution from his or her Account prior to the Payment Date, subject to the following restrictions:

     (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

     (b) The amount of the Early Distribution shall be an amount not to exceed 90% of his or her vested Account balance.

     (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

     (d) If a Participant receives an Early Distribution of 90% of his vested Account, the remaining balance of his or her Account shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

     (e) If a Participant receives an Early Distribution of less than 90% of his or her vested Account balance, the Participant will forfeit an amount equal to 10% of the Early Distribution and will be ineligible to participate in the Plan for the remainder of the Plan Year and the following Plan Year.

VI.3 Hardship Distribution

     The committee may, pursuant to rules or policies from time to time adopted by it and applied in a consistent mannerr, accelerate the date of distribution to all or any portion of a Participant's Account balance because of a Financial Hardship. A distribution pursuant to this Section 6.3 of less than the Participant's entire interest in the Plan shall be made pro rata from his or her Investment Fund Subaccounts according to the balances in such subaccounts. Subject to the foregoing payment of any amount with respect to which a Participant has filed a request under this Section 6.3 shall be made as soon as practible after approval of such request by the Committee. Distributions made pursuant to this Section 6.3 shall be without penalty.


VI.4 Inability to Locate Participant.

     In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.


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                                   ARTICLE VII

                                 ADMINISTRATION

VII.1 Committee.

     A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

VII.2 Committee Action.

     The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

VII.3 Powers and Duties of the Committee.

     (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following: (1) To select the Funds in accordance with
          Section 3.2(b) hereof; (2) To construe and interpret the terms and provisions of this Plan; (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries; (4) To maintain all records that may be necessary for the administration of the Plan; (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;
          (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and (8) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies.

VII.4 Construction and Interpretation.

     The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including, but not limited to, the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

VII.5 Information.

     To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

VII.6 Compensation, Expenses and Indemnity.

     (a) The members of the Committee shall serve without compensation for their services hereunder.

     (b) The Committee is authorized, at the expense of the Company, to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration shall be paid by the Company.


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     (c)  To the extent  permitted by  applicable  state law, the Company  shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and
          claims   arising   out  of   their   discharge   in  good   faith   of
          responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

VII.7 Quarterly Statements.

     Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

VII.8 Disputes.

     (a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

     (b) Claim Decision. Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional 90 days for special circumstances.

          If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (1) the specified reason or reasons for such denial; (2) the specific reference to pertinent provisions of this Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (c).

     (c) Request For Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such 60 day period, he or she shall be barred and estopped from challenging the Company's determination.

     (d) Review of Decision. Within 60 days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.


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                                  ARTICLE VIII

                                  MISCELLANEOUS

VIII.1 Unsecured General Creditor.

     Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA.

VIII.2 Restriction Against Assignment.

     The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

VIII.3 Withholding.

     There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

VIII.4 Amendment, Modification, Suspension or Termination.

     The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within 30 days following the date of termination.

VIII.5 Governing Law.

     This Plan shall be construed, governed and administered in accordance with the laws of the State of Delaware.

VIII.6 Receipt or Release.

     Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims under the Plan against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

VIII.7 Payments on Behalf of Persons Under Incapacity.

     In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.


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VIII.8 Limitation of Rights and Employment Relationship.

     Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

VIII.9 Headings.

     Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this _____ day of __________, 1999.





                                   By _______________________________________


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                           CABOT OIL & GAS CORPORATION
                           DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I     TITLE AND DEFINITIONS.........................................   1
        1.1   Title.........................................................   1
        1.2   Definitions...................................................   1

ARTICLE II    PARTICIPATION.................................................   5

ARTICLE III   DEFERRAL ELECTIONS............................................   5
        3.1   Elections to Defer Compensation...............................   5
        3.2   Investment Elections..........................................   6

ARTICLE IV    DEFERRAL ACCOUNTS AND TRUST FUNDING...........................   7
        4.1   Deferral Accounts.............................................   7
        4.2   Company Discretionary Contribution Account....................   8
        4.3   Trust Funding.................................................   8

ARTICLE V     VESTING.......................................................   9

ARTICLE VI    DISTRIBUTIONS.................................................   9
        6.1   Distribution of Deferred Compensation and
                 Discretionary Company Contributions........................   9
        6.2   Early Distributions...........................................  11
        6.3   Inability to Locate Participant...............................  11

ARTICLE VII   ADMINISTRATION................................................  12
        7.1   Committee.....................................................  12
        7.2   Committee Action..............................................  12
        7.3   Powers and Duties of the Committee............................  12
        7.4   Construction and Interpretation...............................  13
        7.5   Information...................................................  13
        7.6   Compensation, Expenses and Indemnity..........................  13
        7.7   Quarterly Statements..........................................  14
        7.8   Disputes......................................................  14

ARTICLE VIII  MISCELLANEOUS.................................................  15
        8.1   Unsecured General Creditor....................................  15
        8.2   Restriction Against Assignment................................  15
        8.3   Withholding...................................................  16
        8.4   Amendment, Modification, Suspension or Termination............  16
        8.5   Governing Law.................................................  16
        8.6   Receipt or Release............................................  16
        8.7   Payments on Behalf of Persons Under Incapacity................  16
        8.8   Limitation of Rights and Employment Relationship..............  16
        8.9   Headings......................................................  17


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